INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated March 1, 2011) (the “K-Plan”), is hereby further amended, effective January 1, 2014, unless otherwise indicated, as follows:

1.
By replacing the table in Section D‑1‑2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Cascade Natural Gas Corporation	January 1, 2011 July 2, 2007
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Granite City Ready Mix, Inc.	June 1, 2002
Great Plains Natural Gas Co.	January 1, 2008
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Intermountain Gas Company	January 1, 2011
Jebro Incorporated	November 1, 2005
Kent’s Oil Service[4]	January 1, 2007
Knife River Corporation - Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation - Northwest (the Southern Idaho Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation - Northwest (the Southern Oregon Division)	January 1, 2012
Knife River Corporation - Northwest (the Spokane Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation - Northwest (the Western Oregon Division)	January 1, 2012
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Oregon Electric Construction, Inc.[3]	March 7, 2011
Prairielands Energy Marketing, Inc.	January 1, 2012
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Energy, Inc.1/3	May 1, 2012
WBI Energy Midstream, LLC1/3	July 1, 2012 (January 1, 2001)

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
WBI Energy Transmission, Inc.1/3	July 1, 2012 (January 1, 2009)
WHC, Ltd.	September 1, 2001

1Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution. Employees of the WBI Energy Corrosion Services division of WBI Energy Midstream, LLC are excluded from this feature.
2In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.
3Requirement to be an Active Employee on the last day of the Plan Year does not apply.
4The following participants of Kent’s Oil Service are granted vesting service for prior years of service with Spirit Road Oils: Isaias Jaimes, Hideo Lewis, Christopher Niffenegger, Jose Padilla, George Velador, and Anthony Willis.

Explanation: This amendment removes Bell Electrical Contractors, Inc. as a Participating Affiliate, as a result of standardizing benefits with other MDU Construction Services, Group, Inc. (“CSG”) companies.

2.
By replacing the table in Section D‑2‑2 Eligibility to Share in the Retirement Contribution of Supplement D-2, Provisions Relating to the Retirement Contribution Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)	Retirement Contribution Amount - Percentage of Compensation
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	July 2, 2007	4%
Fidelity Exploration & Production Company[2]	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%

Participating Affiliate	Current Effective Date (Original Effective Date)	Retirement Contribution Amount - Percentage of Compensation
Intermountain Gas Company	January 1, 2011 (October 12, 2008)	5%
Oregon Electric Construction, Inc.	March 7, 2011	6%
Rocky Mountain Contractors, Inc. (Union)[3]	January 1, 2008	3%
Rocky Mountain Contractors, Inc.	January 1, 2005	5%
WBI Energy Midstream, LLC[1]	July 1, 2012 (January 1, 2001)	5%

1The following participants of WBI Energy Midstream, LLC are excluded:, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, and Dale Sudbrack due to participation in the appropriate pension plan replacement contribution.
2The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander due to participation in the appropriate pension plan replacement contribution.
3Requirement to be compensated for 1,000 hours of service does not apply to Rocky Mountain Contractors, Inc. (Union).

3.	By replacing the following entry in Schedule A:

Bell Electrical Contractors, Inc. (“Bell”) shall not make a matching contribution of each Bell employee’s participating savings contribution.
Effective November 1, 2001 - December 31, 2013
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Explanation: This amendment provides an end date to the matching contribution provisions for this division as a result of adopting the standard match provisions of Section 3.3(a), due to standardizing benefits with other CSG companies.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this   31st   day of December, 2013.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By: /s/ Doran N. Schwartz
Doran N. Schwartz, Chairman